Exhibit 10.9

BUSINESS PARTNER
                                     DIGITAL
VALUE ADDED RESELLER

                   DISTRIBUTOR AUTHORIZED VALUE ADDED RESELLER
                                     PROGRAM

                        APPLICATION AND AGREEMENT PACKAGE

                                    Overview

DIGITAL's Distributor Authorized Value Added Reseller Program (DA-VAR Program) allows DIGITAL System Distributors to propose qualified value added resellers for authorization to distribute DIGITAL Products acquired from the sponsoring Distributor. If approved by DIGITAL, the value added reseller will be authorized to use the appropriate DIGITAL Business Partner design mark and relationship designation, sublicense DIGITAL software and resell specified categories of DIGITAL Products according to the reseller's business plan within its territory pursuant to a Distributor/DA-VAR DIGITAL Product Distribution Agreement.

This package includes the information and documentation necessary for the qualification and creation of a Distributor Authorized Value Added Reseller of DIGITAL Products.

2
      Part I    DA-VAR Program Description

      Part H    DA-VAR Authorization Application

      Part HI   DA-VAR Business Plan

      Part IV   Distributor/DA-VAR DIGITAL Product Distribution Agreement

PART I - DISTRIBUTOR AUTHORIZED VALUE ADDED RESELLER PROGRAM DESCRIPTION

A. Program Requirements

DIGITAL's DA-VAR Program allows qualified resellers to become Distributor Authorized Value Added Resellers (DA-VARs) of DIGITAL Products to end-user customers. To qualify, a reseller applicant must: (1) meet the Basic Added Value requirements and the Solution Added Value criteria of one of the program's authorization categories; and (2) have its DA-VAR Business Plan approved by DIGITAL prior to executing a Distributor/DA-VAR DIGITAL Product Distribution Agreement with its sponsoring DIGITAL Distributor.

1. Basic Added Value - To be eligible for the DA-VAR Program all applicants must:

     - Sell primarily on a face-to-face basis with full ownership for the sales cycle, and only incidental use of telesales or mail-order techniques;
     - Provide technical pre-sales support including but not limited to the following activities:


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


         - Announced product information delivery
         - Delivery of standard product demos and presentations
         - Development and delivery of customized product demos
         - Hardware and software configuration design where nonreferenced products (third party products not sold/supported by DIGITAL) are involved
         - Custom proof of concept and benchmarks
         - Application characterization for non-referenced applications
         - Product configuration services for customers
         - General technical knowledge transfer to customers
     - Coordinate installation of the solution.

2. Solution Added Value - In addition, DA-VAR Program applicants must meet the criteria of one of the following Solution Added Value authorization categories:

     - Application DA-VAR
     - System Solution Provider DA-VAR
     - Storage Solution Provider DA-VAR
     - Project Reseller DA-VAR

The specific criteria for each Solution Added Value authorization category are set forth in the DA-VAR Business Plan.

B. DA-VAR Program Application Process Guidelines

After consultation with its sponsoring Distributor the DA-VAR applicant must:

1. Complete the attached DA-VAR Authorization Application and DA-VAR Business Plan. The information in the DA-VAR Business Plan must be certified by the Applicant and acknowledged by the Distributor.

2. Submit the completed Authorization Application and DA-VAR Business Plan to DIGITAL for its approval at one of the following addresses:

     For DA-VAR applicants with headquarters in AK, AZ, CA, CO, CT, DE, HI, ID, MA, ME, MT, NH, NJ, NM, NV, NY, OR, PA, RI, UT, VT, WA or WY:

     DIGITAL Equipment Corporation
     151 Taylor Street
     Littleton, MA 01460-1407
     Attention: Contracts
     Fax.  No. 978-506-3429

     For DA-VAR applicants with headquarters in AL, AR, DC, FL, GA, IA, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, ND, NE, OH, OK, SC, SD, TN, TX, VA, WI or WV:

     DIGITAL Equipment Corporation
     5555 Windward Parkway
     Alpharetta, GA 30201
     Attention Contracts
     Fax No. 770-343-0032


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



3. Upon receipt of DIGITAL's written approval of the Authorization Application and the DA-VAR Business Plan, complete and execute the Distributor/DA-VAR DIGITAL Product Distribution Agreement with the approved DA-VAR Business Plan as an attachment.

4. Send a copy of the Distributor/DA-VAR DIGITAL Product Distribution Agreement, signed by both the DA-VAR and the Distributor, and including a copy of the DIGITAL approved Business Plan, to DIGITAL at the appropriate address.

Note: The Authorization Application must be completed in full. The Business Plan must be completed in full unless specified otherwise in the Business Plan. The representations in DA-VAR's approved Business Plan will become enforceable commitments as part of the DA-VAR's Distributor/DA-VAR DIGITAL Product Distribution Agreement.

PART 11 - DA-VAR AUTHORIZATION APPLICATION

A.    Sponsoring Distributor

      Distributor Name:    Hall-Mark Computer Products
      Distributor Branch:  St. Louis, Missouri
      Business Address:    3783 Rider Trail South
                           Earth City, Missouri 63045
      Telephone No:        (314) 770-6415
      Facsimile No:        (314) 770-6464

      Distributor Contact Name: Sheryl Williams Title: Account Representative

B.    Applicant's Company Information
1.    Applicant Company Name: Data Research Associates, Inc. ("Applicant")
2.    Headquarters Address:   1276 North Warson Road
                              St. Louis, Missouri 63132
      Telephone No:           (314) 432-1100
      Facsimile No:           (314) 993-8927
      E-mail Address:
      Internet Home Page:     www.dra.com

3.    Senior Business Contacts

      Michael J. Mellinger                      Telephone No:  (314) 432-1100
      President or CEO                          Facsimile No:  (314) 993-8927
                                                E-mail Address:  mike@dra.com

      Joseph M. Bonwich                         Telephone No:  (314) 432-1100
      Vice President - Sales/Mkting             Facsimile No:  (314) 993-8927
                                                E-mail Address   joe@dra.corn

                                                Telephone No:  (314) 432-1100
      Vice President - Technical                Facsimile No:  (314) 993-8927
                                                E-mail Address:

                                                Telephone No:  (314) 432-1100
      Purchasing Manager                        Facsimile No:  (314) 993-8927
                                                E-mail Address:
4.    Applicant Company Background Information

Years established? 1975 Years in computer business? 23 Publicly held company? Yes X No

Has Applicant Company operated under its current name for more than 3 years? Yes X No

If No, identify the former company name and headquarters address.

Is Applicant Company a division or subsidiary of a parent company?  Yes  No X

If yes, identify all parent companies and their relationship to the Applicant Company

5.    Description of Applicant's Business (Use additional pages if necessary)

      a. Executive Summary - Provide a brief summary of Applicant's business plan: type of business, market focus, and resource requirements (e.g., people and funding). Describe how the resale of DIGITAL Products will affect Applicant's business.

      DRA has been automating libraries for over 20 years. Our installed base includes over 650 systems worldwide. We will continue to grow by automating new customers, growing existing customers and acquiring competitors. DRA employs over 200 dedicated professionals. DRA is building on our leadership position by bringing a next generation client/server solution to market this year. The company is well funded and trades publicly (NASDAQ:DRAI).

      b. Mission Statement - Describe Applicant's overall strategic direction, goals and vision for its business.

      DRA's mission is to be the premier supplier of automation products and services for libraries and other information providers. We will provide maximum value to our customers by being an easy company with which to do business; by supplying the highest quality products and services; by offering superior customer support; and by delivering products that incorporate the best available technology.

We conduct our business with the highest regard for ethics, the rightsof the individual, fairness to all groups and concern for the environment. We provide a workplace where employees can enjoy personal growth, equal opportunity and a share in the rewards of the company's success. By upholding these standards, we will provide consistent growth in value for our shareholders, our customers and ourselves.

      c. The Market - Describe Applicant's target market, profile its typical customer, the size of the market for its added value and services in its sales territories.

      DRA automates public, private, academic and research libraries worldwide. DRA has an installed base of over 650 systems. Approximately 35 new customers are being added each year. The library automation industry is a $500 million industry which is growing 10% annually.

      d. Sales Strategy - Describe Applicant's sales goals, how it markets its products and how DIGITAL Products will be sold and supported.


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

      DRA employs a direct field sales force to win new customers and the installed base is managed by inside customer account managers. DRA has a dedicated in-house marketing department. The goal is to grow sales 25% annually.

6.    Current Employees of Applicant Company

      a.   Total number of employees: 212

      b.   Employees by function:

      Outside sales 08                  Inside sales 34
      Software technical support 32     Software application support 23
      Hardware technical support 09     Sales support or marketing 10
      Network engineers 54              Executive staff, administrative and
      others 42

      c.    Employees by Location
      Sales Office     Sales      Sales   Total  Employed  Total     Employed
      Location, Phone  Territory  Force   Sales  Sales     Technical Technical
      Facsimile Nos.              Type    Force  Force     Support   Support

      St. Louis, MO    US        Direct 4 42     42        64        64
      Ph: (314) 432-1100
      Fx: (314) 993-8927

      Ph:
      Fx:

      Ph:
      Fx:

      Ph:
      Fx:

      Ph:
      Fx:

      Ph:
      Fx:

1.    List the city, state or country serviced by this location.
2. Describe the type of sales force used, e.g., direct, agents, or manufacturers' representatives.
3.    Indicate the total number of sales employees used in the sales territory
4. Of the total sales force in the territory, how many are directly employed by Applicant?
5. Indicate the total number of technical support personnel used in the sales territory.
6. How many of the total technical support personnel in the territory are directly employed by Applicant?
7.    Applicant's Sales Revenue

      a.   Sales last fiscal year: (October 01, 1996 to September 30, 1997):
           $35,369,000.00

      b.   Projected sales for current fiscal year: $35,000,000.00


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

      c.  Percentage of last fiscal year sales to :

          Large companies (>$ 1 00 million annual revenue)       0%
          Small companies (<$ 1 00 million annual revenue)       100%

      d. How were revenues generated (indicate if shown an $ or as a percentage of sales):

      Type of Sale            Last Fiscal Year          Projected this
                                                        Fiscal Year
      Hardware                       30%                    30%

      Internally developed hardware   0                      0

      Internally developed software  40%                    40%

      Externally acquired software    0                      0

      Support services               20%                    20%

      Consulting services             0                      0

      Training                        5%                     5%

      Other                           5%                     5%

      Total                         100%                   100%

      e. Sales projection for DIGITAL Products (at DIGITAL list price) to be purchased for resale during the next fiscal year:$5,000,000.00

8.    Marketing Information

Identify the industry and computer applications where Applicant's value added products will be marketed.


  Industry           Applications  No. of            No. of            No. of Projected
                     Installed     Non-DIGITAL       DIGITAL           DIGITAL
                                   Installations     Installations     Installations
                                   Last Fiscal Year  Last Fiscal Year  This Fiscal Year
  Aerospace

  Automotive

  Business & Prof.
  Services
  Construction

  Education          X                                07                02*

  Federal Government
  Civilian
  Federal Government
  Defense
  Financial Services
  Health Care & Med.
  Insurance
  Hotel and
  Entertainment
  Manufacturing
  Printing and
  Publishing
  Process
  Manufacturing
  Retailing and
  Distribution
  State and Local     X                               13                 03*
  Government
  Telecommunications
  and Utilities
  Transportation
  Services
  Other                                                      10 ++additional
                                                             New installations
                                                             are possible,
                                                             dependent upon port
                                                             of UNIX.



  Solution Segment            Applications No. of         No. of         No. of
                              Installed    Non-DIGITAL    DIGITAL        Projected
                                           Installations  Installations  DIGITAL
                                           Last Fiscal    Last Fiscal    Installations
                                           Year           Year           This Fiscal
                                                                         Year
  High Performance
  Technology
  Data Warehousing
  Visual Computing
  Financial Solutions
  Public Sector Solutions     700             5             30             15
  Healthcare Solutions
  Media/Entertainment
  Mfg/Discrete Solutions
  Mfg/Process Solutions
  Pharmaceutical Solutions
  Educational Industry
  Telecommunication
  Baan Solutions
  Great Plains Solutions
  JD Edwards Solutions
  Oracle Solutions
  People Soft Solutions
  SAP Solutions
  Systems & Network Mgmt
  Windows NT Integration
  Mail & Messaging/Exchange
  Mail & Messaging/Lotus
  Domino
  Mail & Messaging/Legacy
  Upgrades
  Internet
  Intranet
  Internet Commerce
  Year2OOO
  Storage Solutions
  Isps

9.    Other Reseller Relationships

      a. DIGITAL - Does Applicant or any of its affiliates, officers or principals have an existing reseller relationship with DIGITAL?
          Yes X   No

          If Yes, is it a direct relationship or is it through a Distributor? Direct Distributor X
          If a Distributor, which one? Hallmark

          If Yes, provide: Agreement Number: HM71135A Effective Date: 01/13/97 Agreement Type: -Application VAR

      b. Other Manufacturer - Does Applicant have an existing reseller relationship with one or more of the following companies?


  Company Name      Yes or No   Relationship Type and        Products Authorized
                                Whether Direct or Indirect   for Resale
  IBM
  Hewlett-Packard                 Direct                      HP Products
  SUN                             Indirect                    Sun Products
  Silicon Graphics
  Compaq

10.   Customer References

Provide at least three customer testimonial reference letters relating to Applicant's added value, list the reference below and supply the information requested.

  Company Name: Bergen County Cooperative   Company Name: Kansas City
                Library System                            Public Library
  Address: 810 Main Street                  Address: 311 East 12th Street
  Hackensack, New Jersey 07601              Kansas City, Missouri 64106
  Contact Name: Robert White                Contact Name: Sandi Holderman
  Phone Number: 201/489-1904                Phone Number: 816/221-2685
  Added Value: Applications Software        Added Value: Applications Software
  & Services                                & Services
  Date Supplied: beginning in 1986          Date Supplied: beginning 1986

  Company Name: Pasco County                Company Name: LaPorte County
                Library System                            Public Library
  Address: 8012 Library Road                Address: 904 Indiana Avenue
  Hudson, Florida 34667                     LaPorte, Indiana 46350
  Contact Name: Linda Allen                 Contact Name: Emily Morris
  Phone Number: 813/834-3244                Phone Number: 219/362-6156
  Added Value: Applications Software        Added Value: Applications Software
  & Services                                & Services
  Date Supplied: beginning in 1989          Date Supplied: beginning in 1990


11.   Other Information

      a. Does Applicant intend to resell DIGITAL Products as part of critical safety systems, e.g., systems used in the planning, construction, operation or use of nuclear facilities, airspace management or rail transportation? Yes No X

          If Yes, additional information and special contract provisions may be necessary.

      b. Does Applicant intend to purchase DIGITAL Tempest or encryption Products? Yes No X



Applicant Certification

The information contained in this DA-VAR Authorization Application is correct and complete and provided in the expectation that DIGITAL and Distributor will rely upon its accuracy.

Authorized Signature: _________________________  Title: President and CEO
Typed Name:           Michael J. Mellinger       Date: June 24, 1998

PART III - DA-VAR BUSINESS PLAN

EXHIBIT A TO DISTRIBUTOR/DA-VAR DIGITAL PRODUCT DISTRIBUTION AGREEMENT

A.      Applicant Information

Company Name:              Data Research Associates, Inc. ("Applicant")

Headquarters Address:      1276 North Warson Road, St. Louis, Missouri 63132

Telephone No:              (314) 432-1100
Facsimile No:              (314) 993-8927

Contact Name:              Michael J. Mellinger
Telephone No:              (314) 432-1100
Facsimile No:              (314) 993-8927
E-Mail Address:            mike@dra.com

Sponsoring Distributor:  Hall-Mark Computer Products

B.      Product Authorizations

Product Classification Definitions:

Class A -Systems:          AlphaServer 4000 & 8000 series

Class B - Systems:         AlphaServer 800, 1000 & 1200 series

                 :         DIGITALServer 7000 & 9000 series

Class B - Storage:         Raid Array 450 & 700 series;
                           Enterprise Storage Arrays;
                           HSx Controllers

DIGITAL may add Products to any of the classifications defined above at any time.

Applicant should check the applicable Product Class for which it is seeking authorization and proceed accordingly:

1. X Class A-Systems - DA-VAR's reselling Class A-Systems Products only or in addition to other DIGITAL Products must fully complete this Part 111, DA-VAR Business Plan.

2. Class B-Systems - DA-VARs reselling Class B-Systems Products only, or Class B-Systems and Class B-Storage Products only, please proceed to and complete Sections D. of this Part 111, DA-VAR Business Plan.

3. Class B-Storage Products - DA-VARs reselling only Class B-Storage Products, please proceed to and complete Section D. of this Part 111, DA-VAR Business Plan.


C.    General Description of Applicant's Added Value

Describe Applicant's added value and how it meets the Basic Added Value requirement and one or more of the Solution Added Value authorization category criteria described below. Please include a description of Applicant's current and planned products, the added value components and the Applicant's competitive advantage in its markets.

   The DRA System is a comprehensive, fully integrated package of modular software applications designed for libraries of all sizes, ranging from single libraries to large, multi-branch library systems and consortia. The software runs primarily on Digital computers that use the OpenVMS operating system and has been specifically designed to gain full advantage of the processing power and the expansion and networking capabilities of OpenVMS. The DRA System is also designed to allow libraries to share the hardware and data while allowing an individual library to implement its own policies. Through the use of its DRA Net network, DRA provides libraries direct access to remote library catalogs and third-party databases, such as commercially prepared magazine indexes.

Definition of individual modules:

Cataloging and Authority Control

The entry and management of the database for information about the library materials (books, films, cassettes, etc.) is handled by the bibliographic database management software. The information about each book or other material is stored in full MARC format, which is a national and international standard. The bibliographic database management software allows librarians to create, edit, read and write bibliographic information in machine-readable forms. The DRA software allows libraries to connect to national databases that share participating library. The bibliographic database management software also facilitates authority control. This feature directs the individuals searching the database to the correct term to be used when locating materials.

Circulation

The circulation module handles all of the library's circulation activities, including registering borrowers, checking books in and out, renewing books and placing requests for specific titles. An innovative feature of the company's circulation software is the extensive, flexible, locally defined policy file that allows the library automatically to implement its own policies for library materials. In a multi-library system or consortium, each library can establish its own set of policies and still have the same computer. The Circulation module is integrated and thus can accommodate the differences of each library within the framework of a standardized program using industry-standard formats.


Public Access

DRA offers a wide range of products to facilitate the searching of the local library catalog, and remote databases. Industry practice generally labels any product that takes the place of manual card catalogs as an online Public Access Catalog. For searching a library's local catalog, DRA offers various user interface options designed to accommodate differing levels of user sophistication. Among DRA's public access products is the Information Gateway module, which offers access to materials and information available outside the physical confines of the library. These features include full-text delivery for journals; access to numerous databases via either DRA NET or direct loading on the local computer; creation of and access to a database that contains detailed listings of local events, social services and other programs; in commercially prepared citation indexes; and creation of and access to databases of photographs, illustrations and diagrams using "imaging" technology for display on the computer screen. Because of the cost of imaging and the telecommunications required to support it, this product is typically configured on a stand-alone workstation so that the library can create a database of images for later incorporation into and access through their automation systems.

Acquisitions

The Acquisitions module is designed to handle the purchase of library materials. It aides librarians in creating lists of books they wish to order, creating the actual orders that are sent to book publishers or book suppliers and maintaining full audit trail of the funds used by the library to purchase the materials. Statistics of interest to the library regarding publisher or supplier performance are maintained and can be reported using the software's report system.

Serials

The Serials module is a comprehensive module for management of magazine and journal collections. The module contains a check-in-function, records the receipt of all magazine issues and maintains a list of items that have an exception status. It also records receipt of special issues. Statistics of interest to the library regarding performance are maintained and can be reported using the software's report systems.

Reports

Libraries, because of their funding structures, are required to produce numerous reports about their collections, usage and borrowers. The DRA System offers extensive standard reporting capabilities and, as an option, a Report Writer module for specialized reporting needs.

Journal Citation

The Journal Citation module allows users of the Public Access module to search for magazine articles and then determine if the library subscribes to the magazine or journal in which the articles are published. If so, the module then alerts the patron as to where the magazine or journal is located within the library. It is also possible for the user to place a photocopy request online.

Media Booking

Libraries frequently use a separate management system for handling 16mm fihns, audio-visual equipment and videocassettes. Libraries also require the ability to place holds on material for a specific number of days, allow for inspection time before they are again ready for circulation and allow for shipment of materials between library facilities, when necessary. The Media Booking module performs these functions and also monitors the collection of fees for materials that pass through the booking process. Media Booking is a sub-module of Circulation but must be purchased separately.

D.   Added Value, User Support and Marketing Commitments

If approved as a DA-VAR, each DIGITAL Product purchased by the Applicant for resale or sublicense shall (i) be incorporated into a complete computer system (not applicable to Storage Solution Provider DA-VARs) and, (ii) resold or sublicensed only with the added value and under the conditions described in sections DI through D6 below.

1. Sponsoring Distributor - Applicant shall acquire the DIGITAL Products it intends to resell or sublicense in its capacity as a DAVAR only from its sponsoring Distributor with the exception of the DIGITALServer 7100 and 9000 series Products. These Products can be purchased from any Distributor.

2. End User Sales -Applicant shall only resell or sublicense DIGITAL Products to end-user customers that do not intend to resell the DIGITAL Products.

3. Sales Territory - Applicant shall market and resell or sublicense DIGITAL Products only within the following geographic territory: USA

4. User Support - Applicant shall provide the following user support to each of its customers for DIGITAL Products: Help Desk support, training, system implementation.

5.   Basic Added Value - Applicant shall:
Sell primarily on a face-to-face basis with full ownership for the sales cycle, and only incidental use of telesales or mail-order techniques; Provide technical pre-sales support including but not limited to the following activates:
     Announced product presentations delivery
     Delivery of standard product demos
     Development and delivery of customized product demos
     Hardware and software configuration design where non-referenced products (third party products not sold/supported by DIGITAL) are involved
     Custom proof of concept
     Application characterization for non-referenced applications
     Product presentations delivery
     General technical knowledge transfer to customers
Coordinate installation of the solution.

6. Solution Added Value - Applicant shall meet the criteria for at least one of the Solution Added Value authorization categories checked and initialed below:
X  Application DA-VAR  Initials of Applicant's Authorized Signatory

General Description - Application DA-VARs specialize in selling software applications it has developed or acquired that provide particular solutions to new customers. If the software is acquired, n DA-VAR must provide significant customization to the final product. General purpose, "horizontal" applications do not qualify.

Added Value Criteria - Application DA-VARs must:

     Provide software customization, maintenance, installation and support services to their customers.

   Provide applications, services and other added value that represent at least 30 percent of the total value of all hardware products sold by the DA-VAR annually and represent a significant enhancement to the DIGITAL Products it resells. This criteria does not apply to Class B-Systems.

Other Authorization Criteria - Application DA-VARs must:

   Annually purchase and resell or sublicense at least $250,000 (at DIGITAL list prices) of DIGITAL Products.
   Maintain at least one certified sales employee and one certified technical support employee for its authorized sales territory for every $5 million (at DIGITAL list prices) of DIGITAL Products purchased from the Distributor.

Product Authorization - Application DA-VARs may purchase for resale or sublicense only those DIGITAL Products on which its sales and technical support personnel have been trained and certified by DIGITAL.

System Solution Provider DA-VAR     Initials of Applicant's Authorized
Signatory

General Description - System Solution DA-VARs sell general purpose "horizontal" applications and add value by providing substantial network, technology migration, mail and messaging systems or other system integration services.

Added Value Criteria - System Solution DA-VARs must:
   Provide at least one of the following types of integration service on each sale:

   Integration of solutions from particular independent software developers using specific sales and technical support personnel who have been trained to install and service the software developer's product.
   Delivery and integration of high performance messaging solutions (i.e. enterprise-wide deployment of exchange or exchange migration) using specific sales technical support personnel who have completed DIGITAL's Mail and Messaging Certification program.
   Network integration of multivendor system networks.
   Internet or Intranet design, installation and utilization services. Migration services which facilitate the migration of installed DIGITAL systems to DIGITAL Alpha systems.

   Provide integration services the value of which represent at least 30 percent of the total value of all products and services sold by the DA-VAR annually and represent a significant enhancement to the DIGITAL Products it resells. This criteria does not apply to Class B-Systems and Class C-Systems.

Other Authorization Criteria - System Solution DA-VARs must:

   Annually purchase and resell or sublicense at least $500,000 (at DIGITAL list prices) of DIGITAL Products.
   Maintain at least one certified sales employee and one certified technical support employee at each sales territory for every $5 million (at DIGITAL list prices) of DIGITAL Products purchased from the Distributor.

Product Authorization - System Solution DA-VARs may purchase for resale or sublicense only those DIGITAL Products for which its sales and technical


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

support personnel have been trained and certified by DIGITAL.

Storage Solution Provider DA-VAR    Initials of Applicant's Authorized
Signatory

General Description - Storage Solution DA-VARs have expertise in selling storage technology, provide multivendor storage solutions and resell DIGITAL Storage Products primarily for integration with non-DIGITAL systems.

Added Value Criteria - Storage Solution DA-VARs must:

   Maintain sales of storage products on multivendor and non-DIGITAL systems as the primary focus of its business, with revenues from the sale of storage solutions accounting for more than 30 percent of its annual total revenue.
   Provide full range of services to each customer including consulting, systems analysis and training.
   Maintain sales and technical expertise sufficient to implement complex multivendor storage projects.
   Maintain experience, as described in Section C of this Business Plan, and the manufacturer's certification in at least one of the following major operating systems; HP-UX ; Solaris , Sun OS , IRIX , AIX , WIN NT , Novell

Other Authorization Criteria - Storage Solution DA-VARs must:

   Annually purchase and resell or sublicense at least $250,000 (at DIGITAL list prices) of DIGITAL Storage Products.
   Maintain at least one certified sales employee and one certified technical support employee at each sales territory for every $5 million (at DIGITAL list prices) of DIGITAL Storage Products purchased from the Distributor.
   Purchase of or access to a DIGITAL Raid Array 3xxx (or higher) appropriate for demonstration, development and support purposes.
   On an annual basis attend Storage sales and training events. For sales and technical employees attend the equivalent of three (3) days of authorized Storage training.


   Product Authorization - Storage Solution DA-VARs may purchase for resale or sublicense only those DIGITAL Storage Products on which its sales and technical support personnel have been trained and certified by DIGITAL.

Project Reseller DA-VAR    Initials of Applicant's Authorized Signatory

General Description - Project Reseller DA-VARs sell DIGITAL Products only as part of a distinct, time-limited project or program

Added Value Criteria - Project Reseller DA-VARs must:

   Provide substantial systems integration or consulting services; have prime contractor (i.e., total project) responsibility; or have facilities and systems management responsibility.

Other Authorization Criteria - Project Reseller DA-VARs must:

   Submit to DIGITAL a project or program sales plan for each engagement


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

and obtain DIGITAL's approval in writing prior to the sale.

Product Authorization - Project Reseller DA-VARs may purchase for resale and sublicense only those DIGITAL Products appropriate to each designated and approved project or program.

                            Applicant's Certification

The information and representations contained in its DA-VAR Authorization Application and this DA-VAR Business Plan are correct and complete and provided in the expectation that DIGITAL and Distributor will rely upon their accuracy. Applicant agrees that it shall promptly notify Distributor and DIGITAL of any intended change in Applicant's Basic Added Value, Solution Added Value or any other material change in the business described in this Business Plan and that DIGITAL's approval of this Business Plan shall become void unless the change is approved by DIGITAL in writing.

Authorized Signature: /s/Michael J. Mellinger         Date: June 24, 1998
Name:                 Michael J. Mellinger
Title:                President and CEO

                          Distributor's Acknowledgment

To the best of Distributor's knowledge, the information and representations contained in this DA-VAR Business Plan are correct and complete.

Authorized Signature: /s/Sheryl A. Williams          Date:  6/25/98
Name:                 Sheryl A. Williams
Title:                Account Manager



                               Approval by DIGITAL

DIGITAL hereby approves Applicant as a Application DA-VAR and authorizes Applicant to use the appropriate DIGITAL Business Partner design mark and relationship designation in accordance with the DIGITAL Business Partner Design Mark Usage Guidelines. In addition to any other legal rights, DIGITAL reserves the right to withdraw its approval and authorization if Applicant sells or sublicenses DIGITAL Products (i) in violation of the added value, user support, sales territory, end-user sales, sponsoring Distributor, or product commitments contained in Section D of this Business Plan, or (ii) in breach of the terms and conditions of the Distributor/DA-VAR DIGITAL Product Distribution Agreement of which this Business Plan is made a part and such condition is not remedied within thirty (30) days following receipt of written notice of such violation.

Authorized Signature: /s/Rick Dayneault Date: 7/6/98
Name:                 Rick Dayneault
Title:                Office of Partner       Practice
Contract Number:      DC81024A                Effective Date:       6/18/98
Expiration Date:      6/18/98




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



PART IV - DISTRIBUTOR/DA-VAR DIGITAL PRODUCT DISTRIBUTION AGREEMENT

            Distributor/DA-VAR DIGITAL Product Distribution Agreement
                                     between
                   Hallmark Computer Products ("Distributor")
                                       and
                   Data Research Associates, Inc. (" DA-VAR")

                As of __________, 199____ (the "Effective Date")

General Provisions

1.1 This Agreement establishes terms and conditions under which DA-VAR may purchase from Distributor and resell (including the sublicense of Software) DIGITAL and certain third party equipment and Software (the "Products"). The purchase and resale or sublicense of Products may be subject to additional terms and conditions that are (i) agreed to between Distributor and DA-VAR and (ii) consistent with the provisions of this Agreement. Digital Equipment Corporation ("DIGITAL") is intended to be a third party beneficiary of the agreements and commitments made in this Agreement.

Authorization

2.1 DA-VAR is authorized to purchase and resell or sublicense the Products only in accordance with the conditions contained in the DA-VAR's Business Plan that has been approved by DIGITAL and attached as Exhibit A to this Agreement.

2.2 DIGITAL reserves the right to modify and/or replace this Agreement at DIGITAL's discretion by giving thirty (30) days prior written notice of such change to DA-VAR. Either party may terminate this Agreement or any part of this Agreement, e.g. participating location(s) or eligible product(s) if the other fails to perform any material obligation under this Agreement and such condition is not remedied within thirty (30) days after receipt of written notice.

Relationships

3.1 Distributor and DA-VAR are independent contractors engaged in purchasing the Products for resale or sublicense to their respective customers. Neither Distributor nor DA-VAR is a franchisee, agent, or legal representative for any purpose of the other or of DIGITAL, and neither has the authority to act for, bind or commit DIGITAL.

3.2 Neither Distributor nor DA-VAR is authorized to make commitments on behalf of DIGITAL with respect to product quantities, delivery, modifications, interfacing capability or suitability to specific applications.





DA-VARs Obligations

4.1   Whenever it resells or sublicenses the Products, DA-VAR shall provide



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

      the customer with a written invoice that includes the customer's name and address, the date of purchase and the serial numbers of the Products. DA-VAR shall retain such invoices or the equivalent information for two years from the date of sale to enable the DA-VAR to notify customers of product related information.

4.2 At DIGITAL's discretion, and upon reasonable notice to DA-VAR, DIGITAL or DIGITAL's designate will at DIGITAL's expense be given on-site access to DA-VAR's records documenting DIGITAL product and service resales, inventory records, purchase orders, invoices and other similar documents to enable DIGITAL to verify and audit DA-VAR's compliance with the terms of this Agreement. DA-VAR shall retain such information for a period of at least two (2) years from the date of resale. DA-VAR may request, at its expense, the use of an independent audit or for any such audit. DIGITAL agrees that any information provided to DIGITAL during the course of such audit is to be kept confidential, and shall only be used for purposes of verifying compliance with this Agreement, and in no event shall any such information be used to compete with DA-VAR.

4.3 DA-VAR will report end user sales information to DIGITAL each month in accordance with DIGITAL's then current Sales Reporting Guidelines.

4.4 The Products are not designed, manufactured or intended for use in critical safety applications (e.g., nuclear facilities, airspace management systems or rail transportation systems). DA-VAR agrees that DIGITAL shall not be liable for use of the Products in a critical safety application, and DA-VAR shall indemnify and hold DIGITAL harmless from any claims for lost, cost, damage, expense or liability arising out of or in connection with the use or performance of any Product sold by DA-VAR and used in a critical safety application.

4.5 DA-VAR agrees that it shall use the appropriate DIGITAL Business Partner design mark and relationship designation only in accordance with the DIGITAL Business Partner Design Mark Usage Guidelines.

Warranty

5.1 DA-VAR acknowledges that DIGITAL has made no warranty to DA-VAR with regard to the Products and that the Products are sold or licensed to DA-VAR "AS IS" for the sole purpose of resale OR sublicense to DA-VAR's end-user customers.





5.2 DIGITAL PRODUCTS ARE WARRANTED TO THE END-USER AS SPECIFIED IN DIGITAL'S THEN CURRENT PRICE LIST OR THE WARRANTY STATEMENT THAT ACCOMPANIES THE DIGITAL PRODUCT. NO OTHER EXPRESS OR IMPLIED WARRANTY SHALL APPLY TO DIGITAL PRODUCTS. DIGITAL AND DISTRIBUTOR SPECIFICALLY DISCLAIM THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR WARRANTY INCLUDING BUT NOT LIMITED TO



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

      STATEMENTS OF CAPACITY, SUITABILITY FOR USE OR PERFORMANCE WHETHER MADE BY EMPLOYEES OF DIGITAL OR DISTRIBUTOR SHALL BE CONSIDERED TO BE A WARRANTY BY DIGITAL FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF DIGITAL. DIGITAL MAKES NO WARRANTY WITH REGARD TO PRODUCT DOCUMENTATION, OR TO THIRD PARTY PRODUCTS WHICH MAY BE WARRANTED BY THE THIRD PARTY AS SPECIFIED IN THE DOCUMENTATION ACCOMPANYING THE THIRD PARTY PRODUCT.

5.3 Neither Distributor nor DA-VAR has the authority to modify the warranty on any Product. DA-VAR shall provide each of its customers with notice of and obtain their consent to the DIGITAL warranties and limitations of liability contained in Exhibit B to this Agreement, and DA-VAR shall indemnify and hold DIGITAL harmless for all claims and related expenses incurred by DIGITAL as a result of. (a) DA-VARs failure to provide each of its customers with notice of and obtain their consent to the DIGITAL warranties and limitations of liability contained in Exhibit B; (b) any unauthorized change to a DIGITAL warranty; or (c) any representation or commitment by DA-VAR concerning the Products which create liability or obligations beyond such warranty.

Software License Terms

6.1 DA-VAR's use of Software distributed by DIGITAL under a DIGITAL brand name ("DIGITAL Software") is governed by DIGITAL's Software License terms contained in Exhibit B to this Agreement.

6.2 DA-VAR's use of shrink-wrap licensed DIGITAL Software and Software distributed by DIGITAL under the brand name of a Third Party ("Third Party Software") is governed by the license terms accompanying the Software.

6.3 DA-VAR is authorized to sublicense DIGITAL Software by obtaining its customer's agreement prior to delivery to either:

a.    the terms of the DIGITAL Software License contained in Exhibit B;
b. the Software License terms of a valid DIGITAL Business Agreement between DIGITAL and the customer;
c. DA-VAR's own terms which, subject to DIGITAL's review and approval, are substantially similar to those contained in Exhibit B;
d. the terms listed on the back of a DIGITAL Product License Key or applicable License Certificate.

6.4 DA-VAR is authorized to distribute shrink-wrap licensed DIGITAL Software and Third Party Software by obtaining the customer's agreement that such Software is governed by the license terms accompanying the Software.


Indemnification and Limitations of Liability

7.1 DIGITAL shall defend at its expense any claim brought against DA-VAR or its end-user customers alleging that any DIGITAL Product as acquired under this Agreement infringes a patent, copyright, or mask work right (the "Claim"). DIGITAL shall pay all costs and damages awarded or agreed to in settlement of the Claim, provided that DA-VAR or its end user customer furnishes DIGITAL with prompt written notice of the Claim, and that both DA-VAR and its customer provide DIGITAL with reasonable assistance and sole authority to defend or settle the Claim. DIGITAL shall obtain for DA-VAR or its end user customer the right to



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


      continue using the Product, replace it or modify it so it becomes non-infringing. If these remedies are not reasonably available DIGITAL shall grant DA-VAR a credit for the DIGITAL Product, normally depreciated, and accept its return. DIGITAL shall have no liability for any Claim resulting from the combination of the DIGITAL Product with other products, which were neither supplied nor combined with the DIGITAL Product by DIGITAL.

7.2 EXCEPT AS PROVIDED IN SECTION 7.1 ABOVE, DIGITAL SHALL ONLY BE LIABLE TO DA-VAR FOR DIRECT DAMAGES UP TO THE GREATER OF ONE MILLION DOLLARS ($1,000,000 US) OR THE PURCHASE PRICE FOR THE PRODUCT WHICH IS THE SUBJECT OF THE CLAIM. THE FOREGOING LIMITATION WILL NOT REDUCE DIGITAL'S LIABILITY FOR PERSONAL INJURY. IN NO EVENT SHALL DIGITAL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES RESULTING FROM LOSS OF DATA, USE, OR PROFITS. THESE LIMITATIONS WILL APPLY TO ANY FORM OF ACTION, WHETHER ARISING UNDER CONTRACT, STATUTE, TORT OR OTHERWISE.

Authorized Signatures
                                          Data Research Associates, Inc.
Distributor                               DA-VAR
By: _________________________________     By: ___________________________
       Sheryl 6A. Williams                       Michael J. Mellinger
Title: Account Manager                           President and CEO
       3783 Ryder Trail South                    1276 North Warson Road
       Earth City, MO 63045                      St. Louis, Missouri 63132



                                    EXHIBIT A

DA-VAR's DIGITAL APPROVED BUSINESS PLAN TO BE INSERTED HERE AS EXHIBIT A TO THE DISTRJIBUTOR/DAVAR DIGITAL PRODUCT DISTRIBUTION AGREEMENT.



                                    EXHIBIT B

                             END-USER CUSTOMER TERMS

THE FOLLOWING TERMS SHALL APPLY TO THE SALE AND SUBLICENSE OF DIGITAL EQUIPMENT CORPORATION ("DIGITAL") PRODUCTS By DIGITAL AUTHORIZED RESELLERS TO END-USER CUSTOMERS.



DIGITAL SOFTWARE LICENSE

The following license terms govern Customer's use of DIGITAL Software sublicensed to Customer by reseller. All DIGITAL shrink wrap licensed Software, and all third party Software licensed directly by a third party, is subject only to the license terms provided with the Software.

Software License: A license for the current version of the Software is granted on order acceptance and not delivery. Customer may use Software subject to the use rights and limitations of these terms, including the applicable License Type terms below and the product specific terms in the Software Product Description
(SPD) or documentation accompanying the Software. The

Software, including any data bases and the license key, is proprietary technology owned by DIGITAL or third parties. No ownership in or title to the Software is transferred to Customer.

Customer may copy the Software only as necessary for licensed use and for archival purposes. Any full or partial copy of the Software must include all copyright and other proprietary notices which appear on or in the Software. Customer may use the Software temporarily on a backup system only in the event of a system malfunction.

Customer may not transfer the Software or license except as expressly authorized by DIGITAL. Customer may not reverse engineer, decompile, or disassemble the Software, except to the extent DIGITAL cannot prohibit such acts by law. Customer may not make the Software available to any other party or permit others to use it except Customer's employees and agents who use it on Customer 'S behalf and who have agreed to these license terms. Customer may not modify or make inoperable the license key or license management software.

Customer will maintain records matching the use of the Software to the license grants and will make the records available to DIGITAL or the third party developer or owner of the Software upon reasonable notice. The owner or developer of proprietary technology in the Software may enforce these license terms. DIGITAL may terminate any license granted hereunder if

Customer breaches any license term. Upon termination Customer will destroy all copies of the Software.

US Government Customers: Commercial Computer Software, and Computer Software Documentation, and Technical Data for Commercial Items are licensed to the U.S. Government with DIGITAL's standard commercial license and, when applicable, the rights in DFAR 252.227-7015, "Technical Data - Commercial Items."

License Types

Traditional License: Customer may use the Software on a single specified hardware/ operating system. DIGITAL System Chart specifies valid systems. For additional information see http://www.digital.com/info/softwarelicensing.

Concurrent Use License: Customer may use the Software up to the quantity of uses (execution or access) at a time, on one system or VAX/VMS cluster configuration, and on a single specified Operating System.

Personal Use License: Customer may use the Software up to the quantity of users, on one system or VAX/VMS cluster configuration, and on a single specified Operating System. 30 day minimum license assignments are required, unless for system management.

Operating System Base License: Customer may use the Software only for batch, print, and file services as well as non-interactive display of information on a single specified system. When SNT Extensions are offered, the Base license is required for the system's first processor, and the SNT Extension is required for each additional processor.

Update License: Extends the rights and restrictions of the underlying license to a subsequent version. The Update license(s) requires an equal quantity of the underlying



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

license(s).                    Additional terms on page 2

DIGITAL PRODUCT WARRANTY

DIGITAL products are warranted to the end user Customer as specified in DIGITAL's then current price list or the Warranty Statement accompanying the DIGITAL product.

Year 2000 DIGITAL Product Warranty: DIGITAL also warrants that the DIGITAL products designated, at the time of quotation or delivery, on DIGITAL's Year 2000 worldwide web site (http://www.digital.conVyear2OOO) as "Year 2000 Ready" (Category Blue) and DIGITAL products designated as "Year 2000 Ready version in development' (Category Green), as of the specified Year 2000 Ready version number, are capable of accurately processing, providing, and/or receiving date data from, into and between the twentieth and the twenty-first centuries, and the years 1999 and 2000, including leap year calculations, when used in accordance with the associated DIGITAL product documentation and provided that all hardware, firmware and software used in combination with such DIGITAL products properly exchange accurate date data with the DIGITAL products.

This Year 2000 DIGITAL Product Warranty supplements and incorporates DIGITAL's standard product warranties (including their notice, remedies and exclusions provisions) as specified in DIGITAL's then current price list or the Warranty Statement that accompanies the DIGITAL product. This Year 2000 DIGITAL Product Warranty is not applicable to third party products.

NO OTHER WARRANTY, EXPRESS OR IMPLIED, SHALL APPLY TO DIGITAL PRODUCTS. DIGITAL AND DIGITAL'S RESELLER SPECIFICALLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. No representation or warranty including but not limited to statements of capacity, suitability for use or performance, whether made by employees of DIGITAL or DIGITAL's reseller, shall be considered to be a representation or warranty by DIGITAL for any purpose. DIGITAL makes no warranty with regard to product documentation or third party products which may be warranted by the third party as specified in the documentation accompanying the third party product.



LIMITATION OF LIABILITY

DIGITAL SHALL ONLY BE LIABLE TO CUSTOMER FOR DIRECT DAMAGES UP TO THE GREATER OF ONE MILLION DOLLARS ($ 1,000,000 US) OR THE PURCHASE PRICE FOR THE PRODUCT WHICH IS THE SUBJECT OF THE CLAIM. THE FOREGOING LIMITATION WILL NOT REDUCE DIGITAL'S LIABILITY FOR PERSONAL INJURY. IN NO EVENT SHALL DIGITAL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES RESULTING FROM LOSS OF DATA, USE, OR PROFITS. THESE LIMITATIONS WILL APPLY TO ANY FORM OF ACTION, WHETHER ARISING UNDER CONTRACT, STATUTE, TORT OR OTHERWISE. Any action against DIGITAL must be brought within eighteen months after the cause of action arises.

GENERAL

Customer is responsible for compliance with all export or re-export control laws and regulations if Customer exports the products.




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